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                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS


As independent public accountants and auditors, we consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 13, 1998, with respect to the consolidated financial statements of Bancwest Financial Corporation as of and for the year ended December 31, 1997, included in this Prospectus/Joint Proxy Statement and in this United Security Bancorporation Statement on Form S-4.


/s/ MOSS ADAMS LLP

Everett, Washington
December 15, 1998